SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2003

GLYCOGENESYS, INC.

(Exact name of registrant as specified in charter)

NEVADA	0-26476	33-0231238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts    02116

                (Address of principal executive officers)            (Zip Code)

Registrant’s telephone number, including area code: (617) 422-0674

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.    OTHER ITEMS

On September 12, 2003, GlycoGenesys, Inc. (the “Company”) entered into an amendment to its license agreement with Wayne State University (“WSU”) and the Barbara Ann Karmanos Cancer Institute (“KCI”). Under the amendment, the date by which the Company has to achieve FDA approval for GCS-100 was extended to January 1, 2008. The Company will pay $10,000 per month until FDA approval is granted for the extension and such payments will be offset against any future royalty obligations.

The license agreement with WSU and KCI relates to United States patents 5,895,784 entitled “Method for Treatment of Cancer by Oral Administration of Modified Pectin” and 5,834,442 entitled “Method for Inhibiting Cancer Metastasis by Oral Administration of Soluble Modified Citrus Pectin,” together with all related U.S. or foreign patents issuing from such patents.

The Company has designed a dual track clinical trial program to both continue pursuing FDA approval for GCS-100 as a monotherapy using regulatory procedures such as “Fast Track” to speed approval, and developing GCS-100 in combination with approved chemotherapeutic agents. Based on preclinical data, the Company looks forward to evaluating GCS-100 in combination with approved chemotherapeutic agents in human clinical trials. The amendment of the license agreement with WSU and KCI to extend the date for FDA approval allows a more flexible timeline to conduct a robust clinical trial program for combination studies, a more traditional route to FDA approval. The Company believes the flexibility to conduct such combination studies adds significant partnering value to GCS-100, as well as increases GCS-100’s potential market opportunity.

The Company plans to commence three Phase I dose escalation trials with a substantially ethanol free formulation of GCS-100 in early 2004. The first Phase I trial will use GCS-100 as a monotherapy enrolling up to 30 patients. The other two Phase I trials will enroll an additional 30 patients, 15 patients per trial, each evaluating the safety of GCS-100 in combination with a different approved chemotherapeutic agent.

Two Phase II trials are planned in an unmet clinical indication of cancer evaluating GCS-100’s safety and efficacy as a monotherapy and two additional Phase II trials are planned to evaluate GCS-100 in combination with different approved chemotherapeutic agents. If the data from the Phase II monotherapy trials support such a filing, the Company will file an NDA. The Company also plans to pursue an NDA filing of GCS-100 in combination with a standard chemotherapeutic agent pending successful completion of Phase III trials. The Company’s planned clinical trial program is dependent on the availability of sufficient financial resources.

A copy of the amendment attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed as part of this Form 8-K.

Exhibit Number	Description
10.1	Amendment No. 3 to License Agreement of January 26, 2001 by and between GlycoGenesys, Inc., Wayne State University and the Barbara Ann Karmanos Cancer Institute dated as of September 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2003	By:	/s/ BRADLEY J CARVER
Bradley J Carver President and Chief Executive Officer